                                                            Exhibit 99(23)(d)(3)


                    AMENDED INVESTMENT SUB-ADVISORY AGREEMENT
                    -----------------------------------------

                  THIS AGREEMENT, made as of the 18th day of September, 1996, amended effective as of November 1, 1998, between FIRST SUMMIT CAPITAL MANAGEMENT (the "Adviser"), an Ohio general partnership, and Summit Investment Partners, LLC (the "Sub-Adviser," formerly named Carillon Advisers, Inc.), an Ohio limited liability company;

                  WHEREAS, the Adviser has entered into an Investment Advisory Agreement, dated June 27, 1994, with Summit Investment Trust (the "Fund"), an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, as the Adviser to the Fund, the Adviser furnishes the Fund with certain advisory services and management services, and furnishes and pays the expenses of the Fund for certain other services; and

                  WHEREAS, the Sub-Adviser is willing to make available to the Adviser, on a part-time basis, certain employees of the Sub-Adviser for the purpose of better enabling the Adviser to fulfill its obligations under the Investment Advisory Agreement with the Fund, provided that the Adviser bears all the costs allocable to the time spent by such employees on the affairs of the Adviser, and the Adviser and the Fund believe that such an arrangement will be to their mutual benefits;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                       1.

                  1. The Adviser shall have the right to use on a part-time basis and the Sub-Adviser shall make available on such basis employees of the Sub-Adviser for such periods as may be agreed upon by the Adviser and the Sub-Adviser as may be reasonably needed by the Adviser in the performance of its advisory and management functions. It is anticipated that most such employees will be persons employed in the investment or administrative operations of the Sub-Adviser, in addition to such clerical, stenographic and administrative services as the Adviser may reasonably request.

                  2. The employees of the Sub-Adviser in performing services for the Adviser hereunder may, to the full extent that they deem appropriate, have access to and utilize economic, statistical and investment research reports and other material prepared for or contained in the files of the Sub-Adviser which are relevant to the making of investment decisions within the investment objectives of the Fund and make such material available to the Adviser; provided that, any such material prepared or obtained in connection with a private placement or other nonpublic transaction need not be made available to the Adviser if the Sub-Adviser deems such material confidential.

                  3. The employees of the Sub-Adviser performing services for the Adviser pursuant hereto shall report and be solely responsible to the officers and representatives of the Adviser or persons designated by them. The Sub-Adviser shall have no responsibility for investment recommendations or decisions of the Adviser based upon information or advice given or obtained by or through such employees of the Sub-Adviser.

                  4. The Sub-Adviser will, to the extent requested by the Adviser, supply to officers and representatives of the Adviser and employees of the Sub-Adviser serving the

                                       2.

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Adviser, such clerical, stenographic and administrative services and such office supplies and equipment as may reasonably be required in order that they may properly perform their respective functions on behalf of the Adviser in connection with the performance of this Agreement.

                  5. The obligation of performance under the Investment Advisory Agreement with the Fund is solely that of the Adviser, and the Sub-Adviser undertakes no obligation in respect thereto except as otherwise expressly provided herein.

                  6. In consideration of services to be rendered by the Sub-Adviser and its employees pursuant to this Agreement, the Adviser agrees to compensate the Sub-Adviser in the amount per year for each series of shares, or Sub-Trust, of the Trust as set forth in Schedule A attached hereto. If the Sub-Adviser renders services to the Adviser with respect to a series of shares, or Sub-Trust, of the Trust under this Agreement for any period that is less than twelve months in length, the Sub-Adviser shall be entitled to a pro-rata portion of the fee identified in this paragraph, or such other fee as shall be agreed to by the Adviser and the Sub-Adviser, not to exceed the equivalent of the pro-rata portion of such fee.

                  7. (a) This Agreement shall become effective as of the date first above written, and shall continue in effect for two years from such initial date and thereafter for successive periods of one year, subject to the provisions for termination contained herein and all of the other terms and conditions hereof, if: (i) such continuation shall be specifically approved at least annually by the vote of the majority of the Trustees of the Fund, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (ii) the Adviser shall

                                       3.

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not have notified the Sub-Adviser in writing as provided in subsection (b) below that it does not desire such continuation with respect to the Fund. This Agreement may also be approved by the affirmative vote of a majority of the outstanding voting securities of the Fund, provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval, and should shareholders fail to approve such continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                                    (b) The Fund may at any time terminate this
                  Agreement, without payment of any penalty, by sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser and the Sub-Adviser. Action of the Fund under this subsection may be taken either (i) by vote of its Trustees or (ii) by the affirmative vote of a majority of the outstanding voting securities of the Fund. The Adviser or the Sub-Adviser may at any time terminate this Agreement by not less than ninety (90) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party and the Fund.

                                    (c) Termination of this Agreement pursuant
                  to this section shall be without payment of any penalty.

                  8. Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Fund, the Adviser and the Sub-Adviser for this purpose shall be P. O. Box 40407, Cincinnati, Ohio 45240.

                  9. This Agreement shall be governed by the laws of The Commonwealth of

                                       4.

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Massachusetts. The names "Summit Investment Trust" and "Trustees of Summit
Investment Trust" refer respectively to the Massachusetts business trust created by the Trustees, as trustees but not individually or personally acting from time to time under the Agreement and Declaration of Trust, dated as of March 8, 1994, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Summit Investment Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Fund personally, but bind only the assets of the Fund, and all persons dealing with any series of shares of the Fund must look solely to the assets of the Fund belonging to such series for the enforcement of any claims against the Fund.

                  10. The parties to this Agreement hereby acknowledge that:

                                    (a) The Union Central Life Insurance Company
                  ("Union Central") shall have no responsibility for investment recommendations or decisions made by the Adviser or the Sub-Adviser for the Fund under this Agreement;

                                    (b) Employees of Union Central may, to the
                  full extent that they deem appropriate, have access to and utilize economic, statistical and investment research reports and other material prepared pursuant to this Agreement which are relevant to the making of investment decisions for the Fund; provided however, that any such material prepared or obtained in connection with a private placement or other non-public transaction shall not be made available to Union Central if the Adviser or the Sub-Adviser deems such material confidential; and

                                       5.

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                                    (c) Union Central shall have no
                  responsibility for investment recommendations or decisions of the Sub-Adviser that are based upon information or advice given or obtained through Union Central employees.




                                               FIRST SUMMIT CAPITAL MANAGEMENT


                                            By: /s/ Steven R. Sutermeister
                                               ---------------------------------
                                               Name:  STEVEN R. SUTERMEISTER
                                               Title: REPRESENTATIVE



                                               SUMMIT INVESTMENT PARTNERS, LLC


                                            By: /s/ Steven R. Sutermeister
                                               ---------------------------------
                                               Name:  STEVEN R. SUTERMEISTER
                                               Title: PRESIDENT


                  Union Central hereby acknowledges and agrees to the provisions of paragraph 10 of this Agreement.


                                               THE UNION CENTRAL LIFE
                                               INSURANCE COMPANY


                                            By: /s/ John F. Labmeier
                                               ---------------------------------
                                               Name:  JOHN F. LABMEIER
                                               Title: ASST. SECRETARY

                                       6.

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                                   SCHEDULE A
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                   BETWEEN FIRST SUMMIT CAPITAL MANAGEMENT AND
                         SUMMIT INVESTMENT PARTNERS, LLC

                SUB-ADVISORY FEE SCHEDULE PURSUANT TO PARAGRAPH 6

FUND                                                          FEE
----                                                          ---
1. Summit High Yield Fund                                     $150,000.00

2. Summit Emerging Markets Bond Fund                          $150,000.00


                                       7.

                                   SCHEDULE A
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                   BETWEEN FIRST SUMMIT CAPITAL MANAGEMENT AND
                         SUMMIT INVESTMENT PARTNERS, LLC

                SUB-ADVISORY FEE SCHEDULE PURSUANT TO PARAGRAPH 6

                     REVISED EFFECTIVE AS OF JANUARY 1, 1999

FUND                                         FEE
----                                         ---
1. Summit High Yield Fund                    A fee at an annual rate of 0.50% of
                                             the average daily net assets of the
                                             Fund; provided that the total fee
                                             for each year shall not exceed
                                             $125,000.00

2. Summit Emerging Markets Bond Fund         A fee at an annual rate of 0.50% of
                                             the average daily net assets of the
                                             Fund; provided that the total fee
                                             for each year shall not exceed
                                             $125,000.00



         Accepted and Agreed To:

                                            FIRST SUMMIT CAPITAL MANAGEMENT


                                            By: /s/ James F. Smith
                                               ---------------------------------
                                               Name:  JAMES F. SMITH
                                               Title: PRESIDENT



                                            SUMMIT INVESTMENT PARTNERS, LLC


                                            By: /s/ Steven R. Sutermeister
                                               ---------------------------------
                                               Name:  STEVEN R. SUTERMEISTER
                                               Title: PRESIDENT


                                       1.